Exhibit 10.45


                                 PROMISSORY NOTE


$80,000,000                                                        April 8, 2003
                                                          Sacramento, California

     1. FOR VALUE RECEIVED, the undersigned, MISSION WEST PROPERTIES, L.P., a Delaware limited partnership ("Borrower"), HEREBY PROMISES TO PAY to the order of CITICORP USA, INC., a Delaware corporation (the "Lender"):

          (a) the principal sum of EIGHTY MILLION DOLLARS ($80,000,000) on August 7, 2003 (the "Maturity Date"); and

          (b) interest on any and all principal amounts remaining unpaid hereunder from time to time from the date hereof until payment in full hereof (after as well as before judgment, and whether before or after the commencement of any bankruptcy proceeding in respect of Borrower), to be calculated and paid as set forth below.

On the Maturity Date, in addition to the remaining principal balance, all other sums then remaining unpaid hereunder, whether of interest, expenses, or other amounts, shall be due and payable in full.

     2. As used in this Note, the following terms shall have the following meanings:

     "Bank" means Citibank, N.A.

     "Base Rate" means an interest rate per annum equal to the higher of (a) the rate of interest announced publicly by Bank, in New York, New York from time to time, as its base rate, or (b) the sum (adjusted to the nearest one-quarter of one percent (.25%) or, if there is no nearest one-quarter of one percent (.25%), to the next higher one-quarter of one percent (.25%)) of (1) one-quarter of one percent (.25%) per annum, plus (2) the rate per annum obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Bank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Bank from three New York certificate of deposit dealers of recognized standing selected by Bank by a percentage equal to one hundred percent (100%) minus the Reserve Percentage for such three-week period, plus (3) the Assessment Rate for such three-week period. The "Reserve Percentage" for any three-week period is the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Bank in respect of liabilities which consist of or which include among other liabilities) three monthly dollar nonpersonal time deposits in the United States. The "Assessment Rate" for any three-week period is the average during such three-week period of the annual assessment rates estimated by Bank for determining the then current annual assessment payable by Bank to the Federal Deposit Insurance Corporation for insuring dollar deposits of Bank in the United States.

     "Borrower Party" Borrower or any entity constituting Borrower.

     "Business Day" means any day other than Saturday, Sunday, or public holiday or the equivalent for banks generally under the laws of the State of New York or the State of California (or in the case of a LIBOR Rate Election, the laws of Great Britain). Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided however, that if such extension would cause such payment to be made in a new calendar month, such payment shall be made on the next preceding Business Day, and interest shall be payable for such short period.

     "Collateral" means, at any time, all personal property then subject to a security interest in favor of the Lender, pursuant to the Deed of Trust, as security for the obligations of the Borrower under this Note.

     "Deed of Trust" means, at any time, that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of even date herewith executed by Borrower, as trustor, in favor of Lender, as Beneficiary, to be recorded in the official records of Santa Clara County, California, as amended, supplemented or otherwise modified.

     "Designated Person" means Carl E. Berg, Raymond V. Marino, or such other person(s) as may be from time to time designated by written notice from the undersigned delivered to the Lender.

     "Event of Default" means any "Event of Default" defined as such under the Deed of Trust.

     "Eurocurrency Liabilities" shall have the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time.

     "Fluctuating Rate" means a fluctuating interest rate per annum equal to the Base Rate in effect from time to time minus one-half of one percent (1/2%) per annum.

     "Guarantor" means, individually or collectively as the context may require, Carl E. Berg, an individual, Mission West Properties, L.P. I, a Delaware limited partnership, Mission West Properties, L.P. II, a Delaware limited partnership and Mission West Properties, L.P. III, a Delaware limited partnership.

     "Interest Rate Agreement" means any transaction (as defined in any ISDA Master Agreement), and any interest rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or index swap or option bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar, or floor transaction, currency swap, cross currency swap, swap option, currency option, or any similar transaction entered into between a Borrower Party and Lender, Bank or other affiliates of Lender.

     "ISDA Master Agreement" means any Master Agreement published by the International SWAP Dealers Association, Inc. or commonly used by swap dealers, as the same may be amended by Lender, Bank or any other affiliate of Lender.

     "LIBOR Note Rate" means a rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to the LIBOR Rate (as defined below) plus two percent (2.00%) per annum.

     "LIBOR Rate" means an interest rate per annum equal to the rate per annum obtained by dividing (i) the rate per annum at which deposits in U.S. dollars are offered by the London office of the Bank to leading banks in the London Interbank Market at 11:00 a.m. (London time) three (3) Business Days prior to the expiration of the LIBOR Rate Interest Period then in effect for an amount substantially equal to the principal amount of the Loan for a time period of twelve (12) months, by (ii) a percentage equal to 100 minus the LIBOR Rate Reserve Percentage for such period.

     "LIBOR Rate Interest Period" means the period commencing on the date of a particular LIBOR Rate Election and ending one (1) month thereafter or on the Maturity Date; provided that in no event shall any LIBOR Rate Interest Period extend beyond the Maturity Date.

     "LIBOR Rate Reserve Percentage" means the reserve percentage applicable two
(2) Business Days prior to expiration of the LIBOR Rate Interest Period then in effect under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the LIBOR Rate is determined) having a term of twelve (12) months.

     "Loan" means the loan evidenced by this Note.

     "Loan Document" means each document constituting a "Loan Document", as defined in Deed of Trust.

     "Loan Party" means Borrower and each Guarantor.

     "Note" means this Note, as amended, supplemented or otherwise modified from time to time.

     "Property" means, at any time, all real property then subject to the Deed of Trust.

     3. Time is of the essence hereof, and upon the occurrence of any Event of Default, then this Note and/or any note(s) or other instrument(s) that may be taken in renewal or extension of all or any part of the indebtedness evidenced hereby shall, at the option of the holder hereof, immediately become due and payable without any further presentment, demand, protest or notice of any kind, and thereafter interest determined as provided herein shall continue to accrue. Upon the occurrence of any Event of Default specified in Section 2.1(c) or 2.1(d) of the Deed of Trust, the indebtedness evidenced hereby shall automatically become immediately due and payable without further presentment, demand, protest, or notice of any kind, and interest shall thereafter accrue as provided herein. Furthermore, upon the occurrence of any Event of Default, the Lender shall have all of the rights and remedies granted to the Lender under the Deed of Trust and under all other Loan Documents.

     4. Subject to Paragraphs 5 and 8 hereof, the undersigned shall pay interest on the unpaid principal amount from time to time outstanding under this Note from the date hereof until the repayment in full thereof at the Fluctuating Rate.

     5. (a) At any time and from time to time if no event, condition or circumstance shall have occurred and be continuing that constitutes an Event of Default (or would constitute an Event of Default upon the giving of notice or the lapse of time or both) under any of the Loan Documents, the Borrower may, at the Borrower's option, elect (any such election shall hereinafter be referred to as a "LIBOR Rate Election") that all or a portion of the unpaid principal amount outstanding hereunder shall bear interest (computed on the basis of a year of 360 days for the actual number of days elapsed) at a LIBOR Note Rate quoted by the Lender to the Borrower as being in effect as of the date of such election for the LIBOR Rate Interest Period. From time to time upon request of the Borrower, the Lender will periodically notify the Borrower by telephone, telegram, or any other electronic transmitting device of the LIBOR Note Rate that Lender is then willing to quote to the Borrower. Prior to 11:00 a.m. San Francisco time on the date of such notification, the Borrower may notify the Lender of the Borrower's election to have all or a portion of the unpaid principal amount outstanding hereunder bear interest at the LIBOR Note Rate quoted by Lender, such notification to be made by the Designated Person giving telephonic notice to the Lender of such election (a "LIBOR Rate Notice"), each such Designated Person being hereby authorized by the Borrower so to notify Lender. Each LIBOR Rate Election shall be for an amount not less than $1,000,000 and no more than three (3) LIBOR Rate Elections may be outstanding at any point in time.

          (b) If the Borrower shall fail to select a new LIBOR Rate Interest Period at least three (3) Business Days prior to the expiration of the LIBOR Rate Interest Period then in effect, then the Borrower shall be deemed to have selected a LIBOR Rate Interest Period of the same duration as the LIBOR Rate Interest Period then in effect and the unpaid principal amount then outstanding under the Note shall bear interest at the LIBOR Note Rate as quoted by the Lender as provided under Paragraph 5(a) hereof for such LIBOR Rate Interest Period.

     6. The Borrower agrees that the Lender shall incur no liability to the Borrower for acting upon any telephonic notice which the Lender in good faith believes to have been given by a Designated Person. The Lender may record in its records the matters specified in any telephonic notice of a LIBOR Rate Election made pursuant hereto, and any such record maintained by the Lender shall be conclusive evidence of the matters so recorded.

     7. A determination of the Base Rate shall be made as of the inception of business on the effective date of each change thereof, and such Base Rate shall remain in effect until the effective date of the next change thereof.

     8. (a) Interest determined as provided above shall be computed on the basis of a year of 360 days for the actual number of days elapsed and shall be due and payable monthly in arrears on the first (1st) day of each calendar month following the date hereof.

          (b) Principal shall be due and payable on the Maturity Date, subject to acceleration following the occurrence of an Event of Default.

          (c) Both principal and interest are payable in lawful money of the United States of America at such place as the Lender or the legal holders of this Note may from time to time in writing appoint, and in the absence of such appointment, then to the Lender at 153 E. 53rd Street, New York, NY 10053. ANY AMOUNT OF PRINCIPAL OR INTEREST THAT IS NOT PAID WITHIN FIVE (5) BUSINESS DAYS AFTER THE SAME IS DUE (WHETHER AT STATED MATURITY, BY ACCELERATION, OR OTHERWISE) SHALL BEAR INTEREST FROM THE DATE ON WHICH SUCH AMOUNT IS DUE UNTIL SUCH AMOUNT IS PAID IN FULL, PAYABLE ON DEMAND, AT A RATE PER ANNUM EQUAL AT ALL TIMES TO FOUR PERCENT (4%) PER ANNUM ABOVE THE FLUCTUATING RATE IN EFFECT FROM TIME TO TIME (THE "DEFAULT RATE"). THE BORROWER ACKNOWLEDGES THAT DURING THE TIME THAT ANY SUCH AMOUNT SHALL BE IN DEFAULT, THE LENDER WILL INCUR LOSSES WHICH ARE IMPRACTICABLE, COSTLY, AND INCONVENIENT TO ASCERTAIN. SUCH LOSSES INCLUDE WITHOUT LIMITATION THE ABILITY TO INVEST AMOUNTS THEN DUE AT THE CURRENT RATE OF RETURN, UNAVAILABILITY OF LIQUID FUNDS, AND DELAY IN USING SUCH FUNDS IN THE MAKING OF NEW LOANS. THE BORROWER AGREES THAT SUCH INTEREST REPRESENTS A REASONABLE SUM CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THE EXECUTION OF THIS NOTE AND REPRESENTS A REASONABLE ESTIMATE OF THE LOSSES (OTHER THAN THE LOSSES REFERRED TO IN PARAGRAPHS 9 AND 14 HEREOF) THAT THE LENDER WILL INCUR BY REASON OF LATE PAYMENT. THE BORROWER FURTHER AGREES THAT PROOF OF SUCH ACTUAL LOSSES WOULD BE COSTLY, INCONVENIENT, IMPRACTICABLE, AND EXTREMELY DIFFICULT TO FIX. ACCEPTANCE OF SUCH INTEREST SHALL NOT CONSTITUTE A WAIVER OF THE DEFAULT WITH RESPECT TO THE OVERDUE

INSTALLMENT AND SHALL NOT PREVENT THE LENDER FROM EXERCISING ANY OF THE OTHER RIGHTS AND REMEDIES AVAILABLE HEREUNDER.

INITIALS: ____CB______

     9. In addition to the foregoing, if any payment required to be made by the Borrower under this Note has not been made when due, then upon the date that is five (5) Business Days after the date such payment was due and payable, the Lender may assess a late charge by way of damages and the same shall thereupon be immediately due and payable. The Borrower recognizes that default by the Borrower in making the payments herein agreed to be paid when due will result in the Lender incurring additional expenses in servicing the Loan (including processing and accounting expenses and other administrative costs and expenses) and in frustration to the Lender in meeting its loan commitments. The Borrower agrees that if for any reason the Borrower shall fail to pay when due any amount due under this Note, after such failure and notice thereof by the Lender as aforesaid the Lender shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. The Borrower therefore agrees that an amount equal to four cents ($0.04) for each dollar the Borrower shall fail to pay within five
(5) days after the date the same is due and payable is a reasonable estimate of such damages to the Lender (other than damages referred to in Paragraphs 8 and 14 hereof), which sum the Borrower agrees to pay on demand for each such failure so to pay within five (5) days. Acceptance of any late charge without prior or concurrent payment of the overdue payment to which such late charge applies shall not constitute a waiver of default with respect to the overdue payment and shall not prevent the Lender from exercising any other rights available hereunder.

INITIALS: ____CB______

     10. If due to either (i) the introduction of any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance by the Lender with any guideline or request from any central bank or other governmental authority, (whether or not having the force of law) there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining the Loan, then the Borrower shall, from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to reimburse the Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Lender and accompanied by reasonable supporting documentation available to the Lender disclosing the basis for such increased cost, shall be conclusive.

     11. In respect of any unpaid principal amount outstanding hereunder bearing interest at a LIBOR Note Rate, the Borrower shall also pay to the Lender the cost (as determined in good faith by the Lender) of compliance by the Lender with any reserve, special deposit, or similar requirement (including without limitation reserve requirements under Federal Reserve Regulation D) imposed or deemed applicable against any assets held by, or deposits or accounts in or with, or credit extended by, the Lender or the Bank by any United States governmental authority charged with the administration of such requirements. Each notification delivered to the Borrower by the Lender as to the amount of such cost, when accompanied by reasonable supporting documentation available to, the Lender disclosing the basis for such cost, shall be conclusive as to the amount thereof.

     12. The Lender may transfer this Note and deliver to the transferee(s) all or any part of the property then held by it as security hereunder, and the transferee(s) shall thereupon become vested with all the powers and rights herein given to the Lender with respect thereto; and the Lender shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter, but the Lender shall retain all rights and powers hereby given with respect to property not so transferred.

     13. At the option of the Borrower the principal amount of the indebtedness evidenced by this Note may be prepaid in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, without penalty or premium, provided however that (a) subject to Paragraph 14 hereof, no portion of the principal amount of the indebtedness evidenced by this Note may be voluntarily prepaid while bearing interest at the LIBOR Note Rate, and (b) all voluntary prepayments of principal shall be in the minimum amount of One Hundred Thousand Dollars ($100,000) (or, if less, the remaining unpaid principal balance of this Note).

     14. (a) Subject to the provisions of Paragraph 14(b) hereof, if the Borrower shall for any reason (including without limitation by reason of any voluntary prepayment, scheduled payment of any installment of principal, mandatory prepayment or acceleration of the maturity hereof upon the occurrence of an Event of Default) repay or be credited with repayment of any principal sum bearing interest at the LIBOR Note Rate prior to the last day of the LIBOR Rate Interest Period applicable thereto, then upon demand and notwithstanding such repayment, the Borrower shall pay to the Lender an amount equal to the amount required to compensate the Lender for any losses, costs or expenses which the Lender may incur as a result of such payment, including, without limitation, any loss (including loss of interest and/or anticipated profits), costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such principal sum. The Borrower understands and acknowledges that the Lender has no obligation to purchase, sell, and/or match funds in connection with the use of any LIBOR Note Rate and that the Borrower's obligations under this Paragraph 14(a) shall not be conditioned upon whether or not the Lender elects to purchase, sell, and/or match funds. A certificate of the Lender as to the amount of such loss, costs, and expenses shall be conclusive as to the amount thereof.

          (b) The principal amount of the indebtedness evidenced by this Note may be prepaid only upon the terms and conditions set forth in Paragraphs 13 and 14(a) hereof. The Borrower agrees that if an Event of Default shall occur at any time prior to the Maturity Date, then a tender of payment by the Borrower or by anyone on behalf of the Borrower of the amount necessary to satisfy all sums due hereunder made at any time prior to judicial, public or private sale under any other instrument given as collateral security for the obligations evidenced by this Note shall constitute an evasion of the payment terms hereof and shall be deemed to be a voluntary prepayment hereunder, and to the extent permitted by law any such payment therefore must include the payment of any sum required under Paragraph 14(a) hereof. By initialing this provision in the space provided below, the Borrower hereby declares that the Lender's agreement to make the loan evidenced by this Note at the interest rates and for the term set forth in this Note constitutes adequate consideration, given individual weight by the Borrower, for this waiver and agreement.

INITIALS: ____CB______

     15. The Borrower hereby waives presentment for payment, demand, notice of dishonor, and protest of this Note and further agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of California in all respects, including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified or amended except as the Lender may consent thereto in writing duly signed by the Lender.

     16. This Note is secured by the Deed of Trust covering real property and personal property of the Borrower located in the County of Santa Clara, State of California and more particularly described in Exhibit A to the Deed of Trust. This Note is the Note referred to in the Deed of Trust, and is entitled to the benefits of the Deed of Trust and the other Loan Documents, which contain, inter alia, provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     17. All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Lender for the use, forbearance, or detention of the money to be loaned pursuant to this Note exceed the maximum permissible under applicable law. If, from any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall be prohibited by law, the obligation to be fulfilled shall be reduced to the maximum not so prohibited, and if from any circumstance the Lender should ever receive as interest hereunder an amount which would exceed the highest lawful rate, such amount as would be excessive interest shall be applied to the reduction of the principal of this Note (against installments of principal due hereunder in the inverse order of their maturity) and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Lender.

     18. The Borrower agrees to pay all costs, including, without limitation, reasonable attorneys' fees and expert witness fees, incurred by the holder hereof in (i) preparing, negotiating and executing the Loan Documents (including, without limitation, any amendments or supplements thereto), (ii) recording and filing documents, and (iii) enforcing payment or other obligations of the Borrower under the Loan Documents, whether or not suit is filed, including, without limitation, all costs, attorneys' fees and expenses and experts witnesses' fees and expenses incurred by the holder hereof in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings, involving the Borrower or any other Loan Party that in any way affect the exercise by the holder hereof of its rights and remedies hereunder. Any and all costs incurred by the holder hereof in any action undertaken to obtain relief from the stay of bankruptcy statutes are specifically included in those costs and expenses to be paid by the Borrower pursuant hereto. The Borrower hereby waives to the full extent permitted by law all right to plead any statute of limitations as a defense to any action hereunder.

     19. All words used herein in the plural shall be deemed to have been used in the singular, and all words used herein in the singular shall be deemed to have been used in the plural, where the context and construction so require. In interpreting the meaning of this Note and of any other Loan Document: (i) "includes" and "including" shall not be limiting; (ii) "nor" shall not be exclusive; and (iii) "all" includes "any" and "any" includes "all."

     20. This document may be signed in any number of counterparts with the same effect as if the signature to each counterpart were upon a single instrument. All counterparts shall be considered an original of this document.

     21. EACH OF BORROWER AND LENDER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION

THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER BORROWER OR LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first above written.

                         MISSION WEST PROPERTIES, L.P.,
                         a Delaware limited partnership

                         By: Mission West Properties, Inc.,
                             a Maryland corporation
                             its general partner

                             By:/s/ Carl E. Berg
                             ---------------------------------------
                             Name: Carl E. Berg
                             Title: CEO